UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Prestige Capital Corporation

(Name of Registrant as Specified In Charter)

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Prestige Capital Corporation

To Our Stockholders:

On December 10, 2007, the Board of Directors of Prestige Capital Corporation, unanimously approved amendments to the Company's Articles of Incorporation to:

(i)

effect a reverse stock split whereby all outstanding shares of the Company's $.001 par value common stock ("Common Stock") will be reverse split on a 1-for-5 share basis, with fractional share amounts being rounded up to the nearest whole number;

(ii)

increase the authorized capital so that the Company is authorized to issue one hundred million (100,000,000) shares of $0.001 par value of Common Stock and ten million (10,000,000) shares of $0.001 par value of preferred stock, which preferred stock is issuable in such series and designations as may be authorized by the Company's Board of Directors;

(iii)

add the following four new Articles to our Articles of Incorporation, Article X-Indemnification, Article XI- Acquisition Of Controlling Interest and Article XII- Combinations With Interested Stockholders, and Article XIII-Authority of Board of Directors to Change the Corporate Name.

On December 10, 2007, these amendments were approved by holders of a majority of the Common Stock. There were not then and are not now any shares of preferred stock authorized, issued or outstanding. The amendments to the Company's Articles of Incorporation are expected to be effective on or about January 24, 2008. This Information Statement is being mailed to all stockholders of record as of the close of business on January 4, 2008.

This Information Statement is being sent to you for information only and you are not required to take any action.

By Order of the Board of Directors:

Randy Zundel

Chairman of the Board

Salt Lake City, Utah

January 4, 2008

Prestige Capital Corporation

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about January 4, 2008, to all holders of record on January 4, 2008 (the "Record Date"), of the $0.001 par value common stock (the "Common Stock") of Prestige Capital Corporation, a Nevada corporation (the "Company"), in connection with the vote by the Board of Directors of the Company and the approval by written consent of the holder(s) of a majority of the Common Stock to:

(i)

effect a reverse stock split whereby all outstanding shares of the Company's $.001 par value common stock ("Common Stock") will be reverse split on a 1-for-5 share basis, with fractional share amounts being rounded up to the nearest whole number;

(ii)

increase the authorized capital so that the Company is authorized to issue one hundred million (100,000,000) shares of $0.001 par value of Common Stock and ten million (10,000,000) shares of $0.001 par value of preferred stock, which preferred stock is issuable in such series and designations as may be authorized by the Company's Board of Directors;

(iii)

add the following four new Articles to our Articles of Incorporation, Article X-Indemnification, Article XI- Acquisition Of Controlling Interest and Article XII- Combinations With Interested Stockholders, and Article XIII-Authority of Board of Directors to Change the Corporate Name.

Chapter 78, Section 390 of the Nevada Revised Statutes ("NRS") provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the board of directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by the provisions of Chapter 78, Sections 315 and 320 of the Nevada Revised Statutes ("NRS 78.315" and "NRS 78.320", respectively). NRS 78.315 of the Nevada Revised Statutes provides that the board of directors may adopt such a resolution by unanimous written consent, and NRS 78.320 provides that persons owning the required majority to adopt any action that would otherwise be required to be submitted to a meeting of stockholders may adopt such action without a meeting by written consent.

In accordance with NRS 78.315, resolutions to effect the Reverse Split, to increase the authorized capital, and change the name of the Company and add Articles were adopted by unanimous written consent of the Board of Directors on December 10, 2007, and in accordance with NRS 78.320 holders of outstanding stock having a majority of the votes entitled to be cast at a meeting of the Company's stockholders adopted these actions by written consent on December 10, 2007. If the proposed actions had not been adopted by written majority stockholder consent, it would have been necessary for these actions to be approved by the Company's stockholders at a special stockholder's meeting convened for the purpose of approving the actions.

Pursuant to Securities and Exchange Commission Rule 14c-2(b), the actions approved by the stockholders cannot become effective until 20 days from the date of mailing of this Information Statement to our stockholders. We anticipate filing the proposed Amendments to the Articles of Incorporation with the Nevada Secretary of State on the expiration of such twenty day period, anticipated to be January 24, 2008, at which time the proposed Amendments to the Articles of Incorporation will become effective (the "Effective Date"). This Information Statement shall constitute notice to our stockholders of action by written consent.

The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock that each stockholder is entitled to receive as a result of the Reverse Split. New Common Stock certificates will not be issued at the Effective Date, but may be issued subsequently with respect to any certificates returned to the transfer agent upon a sale, exchange, or for any other purpose. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold the number of shares of Common Stock that is not evenly divisible by 5 will have the number of shares to which they are entitled rounded up to the nearest whole number of shares. No stockholder will receive cash in lieu of a fractional share.

The Company's Common Stock is traded on the OTC Bulletin Board under the symbol PGCA. There have been no recent sales of securities.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FORWARD LOOKING STATEMENTS

This Information Statement, including the Exhibits attached hereto, contains forward- looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward- looking statements. Factors that might cause such a difference include the risks and uncertainties that could affect the Company's economic prospects, including, but not limited to, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which is incorporated by reference in this Information Statement.

THE REVERSE SPLIT

The following summary describes the material terms of the Reverse Split. This Information Statement contains more detailed descriptions of such terms. We encourage you to read the entire Information Statement and the documents we have incorporated by reference.

Description of the Reverse Split

As of the Record Date, there were 11,511,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the sole class of outstanding voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

To effect the Reverse Split, the Company will amend its Articles of Incorporation on the Effective Date by amending Article IV to provide for the Reverse Split and to state that each share of Common Stock outstanding prior to the Reverse Split will be automatically reclassified and changed to 1/5th of a fully-paid and non-assessable share of Common Stock, without increase or decrease in the par value thereof. The amendment will also provide that no fractional shares shall be issued with respect to any shares of Common Stock held by any stockholder and that the Company will round up any fractional shares to the next whole number.

Background and Purpose of the Reverse Split

By completing a 1-for-5 Reverse Split of the currently issued and outstanding Common Stock of the Company, the Company will reduce the number of issued and outstanding shares while at the same time maintain its public status, thereby preparing the Company for the issuance of the quantities of shares required for an acquisition, merger, or reorganization. The Company currently has no target for such an acquisition, merger, or reorganization.

Given that the Company has no assets, business, or business prospects of any kind, the Board of Directors believes that the Reverse Split will benefit all stockholders, as without the Reverse Split, the Company would have little value as a candidate for an acquisition, merger, or reorganization with a private company that seeks to go public by way of such a transaction. Except for the rounding up of fractional shares, which benefits smaller stockholders over larger stockholders, the Reverse Split affects all stockholders equally.

The reduction in the number of outstanding shares could adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the Reverse Split will result in a proportionate increase in the value of the shares of Common Stock.

Any new shares issued in connection with the Reverse Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split.

As part of the Reverse Stock split, the par value of our Common Stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Following the Reverse Split, we will have approximately 2,302,200 shares of Common Stock issued and outstanding.

Effect of the Reverse Split on the Company

The Reverse Split will not affect the public registration of the Common Stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Reverse Split will affect the continued listing of the Common Stock on the OTC Bulletin Board, which listing we intend to maintain. The Reverse Split is not intended to make the Company a privately-held company or otherwise constitute a "going-private" transaction.

The number of authorized shares of Common Stock will not change as a result of the Reverse Split. However, the Company will amend its Articles of Incorporation to increase the number of common shares from 50,000,000 shares to 100,000,000 shares, $.001 par value, and to create a class of preferred stock, which will consist of 10,000,000 shares of $.001 par value stock. See "Amendment of the Articles of Incorporation to Increase the Company's Authorized Capital."

The Reverse Split will reconstitute the Company's capital so that its stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will decrease from $11,511 to approximately $2,302, and additional paid-in capital will increase from $376,448 to $383,657. Upon completion of the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced from 11,511,000 shares to approximately 2,302,200 shares.

The Reverse Split will not alter the voting rights or other rights of holders of the Company's Common Stock.

Approving Vote of the Board of Directors and Consenting Stockholders

The Company's Board of Directors has determined that the Reverse Split is in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the shares of Common Stock entitled to vote on the Reverse Split. Accordingly, no additional vote of the Company's stockholders is required to approve the Reverse Split.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without such outside persons.

Effective Date

The Reverse Split is anticipated to be effective at opening of business on January 25, 2008.

Amendment of the Articles of Incorporation

To effect the Reverse Split, the Company will amend its Articles of Incorporation by amending Article IV, captioned "Stock." The amendment, to be filed at 6:00 P.M. on the day before the Effective Date, will amend Article IV to provide for the Reverse Split and will accordingly state that each share of Common Stock outstanding prior to the Reverse Split will be automatically reclassified and changed into 1/5th of a fully-paid and non-assessable share of Common Stock, without increase or decrease in the par value thereof. The amendment will also provide that no fractional share shall be issued with respect to any shares of Common Stock held by any stockholder in any one account, and that the Company will automatically increase each fractional share into a whole share of Common Stock.

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by shareholders. The Company's transfer agent will adjust the record books of the company to reflect the 1-for-5 Reverse Split effective as of close of business on January 24, 2008. New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters' Rights

Stockholders do not have any dissenters' rights under the Nevada Law or under the Company's Articles of Incorporation or by-laws in connection with the Reverse Split.

Certain Federal Income Tax Consequences

We have summarized below certain federal income tax consequences to the Company and its stockholders resulting from the Reverse Split. This summary is based on United States federal income tax law, existing as of the date of this Information Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse Split will be treated as a tax-free "recapitalization" for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

As stockholders will continue to hold Common Stock immediately after the Reverse Split, and receive no cash as a result of the Reverse Split, they should not recognize any gain or loss in the Reverse Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse Split.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse/Forward Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL

By increasing the total number of shares of Common Stock the Company is authorized to issue to one hundred million (100,000,000) shares with $0.001 par value and to authorize the Company to issue ten million (10,000,000) shares of preferred stock with $0.001 par value in such series and designations as may be authorized by the Board of Directors, the Company believes that it will be better structured to consummate a merger or acquisition of a suitable target. The Company currently does not have such a target. Should the Company enter an agreement to merge or acquire another company or business and issue additional shares to such target company, stockholder authorization will not be required.

The change in capital will not affect the relative rights or privileges of our common stock stockholders. The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock. The Preferred Stock, once authorized, requires future board approval in order to fix and determine the designations, rights, preferences or other variations of each class or series.

There can be no assurance, nor can the Board of Directors of the Company predict, what effect, if any, the proposed increase in our authorized common and authorization of preferred stock will have on the market price of the Company's common stock.

The proposed amendments to the Amended Articles of Incorporation are included as an exhibit to this Information Statement.

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO ADD ARTICLES OF INCORPORATION

In anticipation of a possible acquisition, merger, or reorganization the Company's Board of Directors has determined that it is the best interests of the Company to add Article XI-Indemnification, Article XII- Acquisition of Controlling Interest, Article XIII- Combinations With Interested Stockholders to the Company's Articles of Incorporation, and Article XIV-Authority of the Board of Directors to Change the Corporate Name. The following Articles will be appended to the Company's Articles of Incorporation:

ARTICLE XI

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE XIII

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE XIV

AUTHORITY OF BOARD OF DIRECTORS

TO CHANGE THE CORPORATE NAME

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

Reasons for Article X-The Board of Directors believes that the indemnification of officers, directors, employees, agents, and other parties to the extent permitted by the General Corporation Law of the State of Nevada will make us more competitive in our attempts to engage the human resources and other talent we need to conduct our business.

Reasons for Articles XI and XI-The Board of Directors believes that these amendments will assist the Company in acquiring, by acquisition, reorganization or merger, other business opportunities; and that applicable law regarding fiduciary duties of directors and executive officers to corporation for which they serve in these capacities will sufficiently protect us in transactions involving interested stockholders.

Reasons for Article XIII- The Board of Directors does not have any present name change in mind, but with the present limited business operations of our Company, it is possible that we may change our focus or direction; it is believed that such a provision in our Articles of Incorporation will save additional time and expense in the future, in such event.

The proposed amendments to the Amended Articles of Incorporation are included as an exhibit to this Information Statement.

VOTE REQUIRED FOR APPROVAL

NRS 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting if the consent is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. NRS 78.315 requires the approval of the Company's Board of Directors and holders of a majority of the outstanding stock entitled to vote thereon to amend the Company's Articles of Incorporation with respect to the Reverse Split, the increase in the Company's authorized shares of common stock, the authorization of the preferred stock and the addition of Article XI-Indemnification, Article XII- Acquisition Of Controlling Interest, Article XIII-Combinations With Interested Stockholders, and Article XIV- Authority of Board of Directors to the Change Corporate Name. The Company's Board of Directors and stockholders holding a majority of the Common Stock have approved the Amendments. The securities that would have been entitled to vote if a meeting were required to be held to amend the Company's Articles of Incorporation consist of shares of the Company's Common Stock issued and outstanding on December 10, 2007, which is also the Record Date for determining stockholders who would have been entitled to notice of and to vote on the proposed Amendments to the Company's Articles of Incorporation.

ANTI-TAKEOVER IMPLICATIONS OF REVERSE STOCK SPLIT

AND INCREASE IN AUTHORIZED CAPITAL

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the reverse split and increase in authorized capital is to reduce the number of issued and outstanding shares while at the same time maintain its public status and increase the number of shares available for future issuance, thereby preparing the Company for the issuance of the quantities of shares required for an acquisition, merger, or reorganization. The actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

There are no anti-takeover mechanisms in our Articles of Incorporation, By-Laws or another other governing documents or contracts.

EFFECT OF REVERSE SPLIT AND INCREASE IN AUTHORIZED SHARES ON

NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE

As of January 4, 2008 the Company had a total of 11,511,000 of its 50,000,000 authorized shares of Common Stock issued. The table below illustrates the effect on the number of authorized shares of the Company's Common Stock available for issuance as a result of the reverse split and as a result of the increase in authorized shares.

Common Stock Currently Issued	Post-Reverse Split	Common Stock Available after Increase in Authorized
11,511,000	2,302,200	97,697,800

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock, (ii) all directors and nominees, (iii) each executive officer, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the Company believes that the beneficial owner has sole voting and investment power over such shares. The Company does not believe that any other stockholders act as a "group", as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. As of January 4, 2008, the Company had issued and outstanding 11,511,000 shares of Common Stock.

Title of Class	Name and Address Of Beneficial Owners	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Randy Zundel (1)	0	0%
	1608 W 2225 S
	Woods Cross, UT 84087

	Tryant, LLC	6,100,000	52.99%
	1608 West 2225 South
	Woods Cross, UT 84087

	Clair Olson	907,620	7.88%
	768 Gull Ave.
	Foster City, CA 94404

	L Mark Pratt	907,620	7.88%
	485 W 4800 S
	Salt Lake City, UT 84123

	James Purser	907,620	7.88%
	3353 South 1300 East
	Salt Lake City, UT 8406

	D. Greg Steinicke	907,620	7.88%
	5616 S 2775 W
	Salt Lake City, UT 84118

	Jason Williams	907,620	7.88%
	544 S 50 W
	Farmington, UT 84025

	Sonos Management Corporation	658,900	5.72%
	635 Concord Way
	St. George, UT 84770

	All officers and directors as a group (1 person)	0	0%

(1) Officer and director.

There are no contracts or other arrangements that could result in a change of control of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon except to the extent that the matters prepare the Company for a possible acquisition, merger, or reorganization and that one of the terms of such an acquisition, merger, or reorganization could be that they might receive remuneration in the form of shares of post- Reverse Split Common Stock and a cash payment in exchange for their indemnification of the reorganized Company against any and all liabilities of the Company existing at the closing.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Randy Zundel, 1348 East 3300 South, Suite #202, Salt Lake City, UT 84106 a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, will be provided without charge to stockholders.

By: Order of the Board of Directors
/s/ Randy Zundel
Randy Zundel, Chairman of the Board
Date: January 4, 2008

Exhibit "A" Prestige Capital Corporation Certificate of Amendment

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Company shall have authority to issue is 110,000,000 shares ("Capital Stock"). The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows:

(a) Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is one hundred ten million (110,000,000) shares of all classes of stock, consisting of one hundred million (100,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value.

(b) Reverse Stock Split. Upon the filing and effectiveness ("Effective Time") of this Certificate of Amendment pursuant to the Nevada Revised Statutes, each five (5) shares of the common stock ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.001 par value per share (the "New Common Stock") without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective time, own a number of shares of Old Common Stock which is not evenly divisible by 5 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of New Common Stock. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination."

ARTICLE X

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XI

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE XII

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE XIII

AUTHORITY OF BOARD OF DIRECTORS

TO CHANGE THE CORPORATE NAME

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.